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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2003

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30141 (Commission File Number)	13-3861628 (I.R.S. Employer Identification No.)
462 Seventh Avenue, 21st Floor, New York, New York 10018 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 609-4200

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

        Nasdaq Compliance.    On January 24, 2003, LivePerson, Inc. ("LivePerson") issued a press release announcing that The Nasdaq Stock Market, Inc. ("Nasdaq") had notified LivePerson that it had regained compliance with Nasdaq's minimum bid requirement for the Nasdaq SmallCap Market. A copy of the press release issued by LivePerson concerning the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

        Reverse Split Proposal Vote.    At the Special Meeting of Stockholders of LivePerson held on January 23, 2003, LivePerson's stockholders approved separate proposals to amend LivePerson's Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the outstanding shares of LivePerson's common stock, at a ratio of one-for-three, one-for-five and one-for-seven (each such proposal, a "Reverse Split Proposal" and collectively, the "Reverse Split Proposals"). Pursuant to authority granted by the Reverse Split Proposals, LivePerson's Board of Directors will have the discretion, at any time on or prior to May 30, 2003, to decide which Reverse Split Proposal to implement, or not to effect a reverse split at all. As set forth in the Proxy Statement delivered to stockholders in connection with the Special Meeting (the "Proxy Statement"), the principal purpose of each Reverse Split Proposal is to increase the market price of the common stock above the minimum bid requirement of $1.00 per share required by Nasdaq. As such compliance has now been regained, LivePerson does not currently intend to effect a Reverse Split.

        The information relating to the Reverse Split Proposals contained in the Proxy Statement, specifically including the information under the captions "Purposes of the Reverse Split" and "Certain Effects and Risks of the Reverse Split," is hereby incorporated by reference into this Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

        Statements in this report regarding LivePerson that are not historical facts are forward-looking statements based on our current expectations, assumptions, estimates and projections about LivePerson and our industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward- looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause LivePerson's actual results to differ materially from those described in a forward-looking statement: our proposed reverse stock split; the limited history of providing the LivePerson services; our limited historical annual revenue and history of losses; the possible unavailability of financing as and if needed; an unproven business model; our dependence on the success of the LivePerson chat service; continued use by our clients of the LivePerson services; potential fluctuations in our quarterly and annual results; risks related to adverse business conditions experienced by our clients; our dependence on key employees; risks related to our international operation, particularly our operations in Tel Aviv, Israel, and the current civil and political unrest in that region; competition both for qualified personnel and in the market for real-time sales and customer service technology; building awareness of the LivePerson brand name; technology systems beyond LivePerson's control and technology-related defects that could disrupt the LivePerson services; our dependence on the growth of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and responding to rapid technological change. This list is intended to identify only certain of the principal factors that could cause actual results to differ from

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those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by LivePerson with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

ITEM 7. Financial Statements and Exhibits.

  (c)
  Exhibits. The following documents are filed as exhibits to this report:
99.1	Press release issued January 24, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVEPERSON, INC. (Registrant)
January 23, 2003 Date	/s/ TIMOTHY E. BIXBY Timothy E. Bixby President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
99.1	Press release issued January 24, 2003.

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  ITEM 5. Other Events.
  ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX